Exhibit 32.1

CERTIFICATION

The undersigned officers of the registrant certify that, to their knowledge, Amendment No. 2 to the quarterly report on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)) and that information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the registrant as of the dates and for the periods expressed in the report.

Date: June 24, 2004	/s/ Frederick D. Sancilio
Dr. Frederick D. Sancilio
Executive Chairman and Chief Executive Officer

Date: June 24, 2004	/s/ Gina Gutzeit
Gina Gutzeit
Interim Chief Financial Officer